CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Post-Effective Amendment No. 11 to Registration Statement No. 33-62158 of Morgan Stanley Limited Term Municipal Trust, formerly Morgan Stanley Dean Witter Limited Term Municipal Trust, on Form N-1A of our report dated May 9, 2002, incorporated by reference in the Prospectus and appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both or which are part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
May 24, 2002